Rule 13a – 14(a)/15(d) – 14(a)

I, Julio De Leon, certify that:

1. I have reviewed this annual report on Form 10-KSB of Tao Minerals Ltd..;

2. Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

3. Based on my knowledge, this report does not contain any untrue statement of aaterial fact or omit to state a material fact necessary to make the statenents made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered in this report. Based on my knowledge the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this annual report;

4. The registrant's other certifying officers and I am responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the registrant and we have:

a) designed such disclosure controls and procedures or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this annual report is being prepared;

b) Designed such disclosure controls and procedures or caused such disclosure controls and procedures to be designed under our supervision to provide reasonableassurance regarding regarding the reliability of financial reportingand the preparation of financial statementsfor external purposes in accordance with generally accepted accounting principles.

c) Evaluated the effectiveness of disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures as of the end of the period covered by this report based on such evaluation; and

d)Discoles in this report any change in internal control over financial reporting that occurred during the most recent fiscal quarter that has materiakky affected or is reasonably likely to materially affect internal control over financial reporting; and

5. The registrant's other certifying officers and I have disclosed, based on our most recent evaluation, of internal control over financial reporting to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent function):

a) all significant deficiencies ansd material weakness in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial; and

b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

6. The registrant's other certifying officers and I have indicated in this annual report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Date: August 8, 2007

/s/ Julio De Leon
Julio De Leon
Chief Financial Officer